PALATIN TECHNOLOGIES, INC. 8-K

Exhibit 99.1

FOR RELEASE JULY 2, 2012 at 4:30 p.m. ET

Palatin Technologies, Inc. Announces Pricing of

$35 Million Private Placement of Common Stock and Warrants

CRANBURY, NJ – July 2, 2012 – Palatin Technologies, Inc. (NYSE MKT: PTN) today announced that it has entered into a definitive securities agreement and priced a private placement of 3,873,000 shares of its common stock, Series A warrants to purchase 31,988,151 shares of its common stock, and Series B warrants to purchase 35,488,380 shares of its common stock. Funds under the management of QVT Financial LP have agreed to pay $0.50 for each share of common stock and $0.49 for each Series A warrant and each Series B warrant, resulting in gross proceeds to Palatin of $35,000,000, with net proceeds, after deducting estimated offering expenses, of approximately $34,500,000.

The private placement is expected to close on or about July 5, 2012, subject to customary closing conditions.

Palatin intends to use the proceeds from this offering for general corporate purposes and working capital, including its clinical trial program with bremelanotide for female sexual dysfunction, preclinical and clinical development of its melanocortin receptor-1 peptide program, preclinical and clinical development of its PL-3994 program and preclinical and clinical development of other portfolio products.

Both Series A and Series B warrants are exercisable at an initial exercise price of $0.01 per share. The Series A warrants are exercisable immediately upon issuance and expire on the tenth anniversary of the date of issuance. The Series B warrants are also exercisable immediately upon issuance, but only if Palatin’s stockholders increase the number of its authorized shares of common stock, and expire on the tenth anniversary of the date of the increase in the number of authorized shares. Both the Series A warrants and the Series B warrants are subject to limitation on exercise if the holder and its affiliates would beneficially own more than 9.99% of the total number of Palatin’s shares of common stock following such exercise.

The securities offered and to be sold by Palatin in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. Palatin has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issued in the private placement and issuable upon exercise of the Series A and Series B warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.

1

Forward-looking Statements

Statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, ability to obtain additional funding, the size and terms of any offering and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to Palatin’s ability to complete this offering, fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in the Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:

Stephen T. Wills, CPA, MST

Executive Vice President / CFO / COO

Tel: (609) 495-2200/info@palatin.com

Palatin Technologies Media Inquiries:

Carney Noensie, Burns McClellan

Vice President, Investor Relations

Tel: (212) 213-0006/cnoensie@burnsmc.com